EXHIBIT 10c

KAMAN CORPORATION
SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN
(Amended and Restated as of January 1, 1994)

THIS AMENDMENT AND RESTATEMENT is adopted by KAMAN
CORPORATION, a Connecticut corporation (the "Company"), effective as of January 1, 1994.
WHEREAS, the Company adopted the Kaman Corporation
Supplemental Employees' Retirement Plan (originally known as the
"Kaman Corporation Excess Benefit Plan") (the "Plan" or "SERP")
on April 30, 1976 effective as of January 1, 1976 and amended the same by the First, Second, and Third Amendments effective
February 11, 1986, November 26, 1986, and June 30, 1987,
respectively, and
WHEREAS, the SERP was amended and restated as of January 1,
1989, and the Amended and Restated SERP was subsequently amended by the First Amendment effective January 1,1990, and
WHEREAS, the SERP was amended and restated a second time as
of October 1, 1993 upon the occasion of the Company's adoption of the Kaman Corporation Deferred Compensation Plan ("Deferral
Plan") pursuant to which certain Employees (as defined herein)
may elect to defer the payment of a portion of their
compensation, which, if paid currently, would otherwise be
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included in the compensation of the Employee utilized for
purposes of determining benefits under the Kaman Corporation
Employees' Pension Plan (the "Pension Plan"), and
WHEREAS, the Company has amended the Deferral Plan document
to provide for a separate and distinct Supplemental Deferred Compensation Plan for the benefit of certain key management employees who are not Participants in the SERP, and
WHEREAS, the Company reserved the right to amend the SERP in
Paragraph 6 of the SERP, and
WHEREAS, the Company wishes to amend and restate the SERP
in various respects,
NOW, THEREFORE, the SERP is amended and restated as
follows:
1.	Purposes. This Plan is maintained by the Company for
the following purposes:
(a)	Providing to certain Employees who are
participants in the Pension Plan benefits which are in excess of the limitations on contributions and benefits imposed on the
Pension Plan by Section 415 of the Internal Revenue Code of 1986
(the "Code") and benefits which are in excess of the Pension Plan benefits that are produced when taking into account the limitation on compensation imposed by Code Section 401(a)(17).
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This portion of the Plan is to have the effect of treating all
Participants whose Pension Benefits would be limited by Code
Section 415 or Code Section 401(a)(17) in the same manner as participants in the Pension Plan who are not so limited are treated, to the end that aggregate benefits payable to any
Participant or his Beneficiary under the Pension Plan pursuant to the Pension Plan and this Plan shall be equal to the Pension
Benefits which would otherwise have been payable but for the limitations imposed by Code Section 415 and Code Section
401(a)(17).
(b)	Providing to certain Participants who also
participate in the Deferral Plan an additional benefit which is the equivalent of the reduction in benefits under the Pension
Plan that results from the exclusion of any "Deferral Amounts"
(as defined in the Deferral Plan) from the compensation of the
Employee utilized for purposes of determining the benefits under the Pension Plan. This portion of the Plan is to have the effect of putting such Participants in the same position they would have been in had they not made any Deferral Elections under the
Deferral Plan.
(c)	Providing to those Participants who are Employees
of a subsidiary of the Company an additional benefit which is the
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equivalent of the additional benefit that they would have
received under the Pension Plan if they were direct Employees of the Company rather than Employees of a subsidiary of the Company.
2.    Definitions. Benefits under this Plan will hereinafter
be referred to as "Benefits."  Benefits under the Pension Plan will hereinafter be referred to as "Pension Benefits." The terms "Beneficiary" and "Employee" shall have the same meaning as under the Pension Plan. The term "Participant" means any Employee of the Company or any subsidiary who is designated as a Participant on June 23, 1987 or who is thereafter so designated by action of the Personnel and Compensation Committee of the Board of
Directors or the Board of Directors of the Company. References in
this Plan to sections of the Code and ERISA shall include
references to the comparable or succeeding provisions of any legislation which amends or replaces such sections.
     3.    Determination of Benefits. Benefits under this Plan
shall be the difference between (i) the amount of annual benefit which would have accrued for a Participant under the Pension Plan
(A) if the Participant did not participate in the Deferral Plan and (B) had the Company not been limited by Code Section 415 or
Code Section 401(a)(17) but had continued to fund the amount of a
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Participant's annual benefit to the same extent as in the case of other Participants with respect to whom the Company was not so limited and (ii) the amount of annual benefit to which the
Participant is entitled under the Pension Plan. In the case of Participants who are Employees of a subsidiary of the Company, beginning January 1, 1995, the Benefit under this Plan shall also include the difference, if any, between (i) the amount of annual benefit which would have accrued for a Participant under the
Pension Plan if the Participant were a direct Employee of the
Company and (ii) the amount of annual benefit to which the
Participant is entitled under the Pension Plan. This Plan shall have the effect of providing the Participant with an unfunded benefit subject to the same terms and conditions as contained in the Pension Plan.
     4.    Form and Time of Payments. (a) The form and time of
Benefit payments under this Plan shall be in the same form and at the same time or times as the payments being made under the
Pension Plan to which the payments hereunder are supplemental.
Any election of an optional form of payment under the Pension
Plan shall be deemed an election of payment in similar form
hereunder.
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     (b) Notwithstanding any provision in this Plan to the
contrary, if payments under the Pension Plan commence earlier than the date the Participant actually retires, dies, or
otherwise terminates employment, then Benefits under this Plan shall be paid in the same form as payments being made under the
Pension Plan, but shall not commence until the Participant
actually retires, dies or otherwise terminates employment and the Participant shall not be entitled to the Benefits under this Plan that were not paid during the period before he actually retired, died, or otherwise terminated employment.
     (c)	If on the first day that the Participant is entitled to
receive a Benefit payment under this Plan, the Participant's
Benefit under this Plan is not greater than $100 per month or said Benefit does not have a present value greater than $10,000, then the Company shall pay the present value of said Benefit to the Participant in a single lump sum on said date and the
Participant shall not have any further rights hereunder.
     (d)	Any Participant who is actively employed at January 1,
1994 and who subsequently commences receiving Benefits under this
Plan pursuant to Section 4(b), shall be entitled to receive a distribution equal to ninety percent (90%) of the present value
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of his remaining Benefit under this Plan in a single lump sum by providing written notice to the Committee of his desire to
receive such a distribution. The distribution shall be made
within ninety (90) days of the receipt by the Committee of the Participant's election, and, upon such payment, the Participant shall have no further interest in the Plan. If at any time there shall be an administrative determination by the Internal Revenue Service ("IRS") that the inclusion of this provision in this Plan will cause the Participants to be in constructive receipt of any Benefits payable hereunder, then this provision shall be deemed null and void ab initio and no Participant shall have any right to make any such election.
     5. Administration. This Plan shall be administered by a Committee appointed or designated by the Board of Directors of the Company for this purpose (the "Committee") which shall have the authority and discretion to operate, administer, interpret and construe this Plan, to make all computations of Benefits hereunder and to determine all questions of eligibility, status and rights of Participants and their beneficiaries hereunder. The determination or action of the Committee respecting the administration of this Plan shall be final, conclusive and
binding on all persons having an interest herein.
                             Page 7
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     6.	Amendment and Termination. (a) The Board of Directors
of the Company reserves the right to amend or terminate this Plan at any time, in whole or in part. The Board of Directors may delegate the authority to amend or terminate this Plan to a
committee of the Board of Directors or to the Committee. Notwithstanding the foregoing, no amendment or termination shall have the effect of reducing or discontinuing any payments then being made or due to be made under the terms hereof immediately prior to such action, nor of reducing or terminating any rights to future payments of Benefits accrued under this Plan as of the date of termination. Future payments of Benefits accrued under this Plan at any particular date shall be determined in the same manner as under the Pension Plan.
     (b) Any Change in Control (as defined in paragraph (c)
below) shall be regarded as a termination of this Plan.
Notwithstanding paragraph (a), upon any such termination
occasioned by a Change in Control, the Company shall be required to (i) distribute to each Participant hereunder in a cash lump sum the respective present value of the Participant's Benefit accrued under this Plan as of the date of termination, such
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amount to be payable within sixty days of the Change in Control, or (ii) fund the Benefits under this Plan accrued as of the date of termination by establishing a so-called "Rabbi Trust" for such purposes and arranging for a renewable letter of credit (X) in an amount equal to the aggregate present value of all Benefits accrued under this Plan as of the date of termination, (Y) which may be drawn upon by the Trustee of the Rabbi Trust for purposes of paying Benefits to Participants, and (Z) which provides by its terms that the trustee may draw upon the letter of credit prior to its expiration unless the interests of Participants are
reasonably protected either by the issuance of a replacement letter of credit in the amount of the then present value of
remaining Benefits accrued under this Plan or by the funding of the trust in the same amount with money market funds or
investment grade securities other than securities of the Company or any affiliate.
     (c)	"Change in Control" means the first to occur of any of
the following events:
          (i)	Any "person" (as that term is used in Section 13
and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange
Act")) is or becomes the beneficial owner (as that term is used
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in Section 13(d) of the Exchange Act), directly or indirectly, of
50% or more of the Company's capital stock entitled to vote in the election of directors (a "Change in Ownership"); provided, however, that a Change in Ownership shall not result in a Change in Control unless within the two year period following the
particular Change in Ownership there is also a change in the members of the Board of Directors of the Company such that those persons serving as directors of the Company immediately prior to the Change in Ownership cease to represent at least one-half of the members of the Board of Directors of the Company.
          (ii)	Any consolidation or merger of the Company, other
than a merger of the Company in which the holders of the common stock of the Company immediately prior to the merger hold more than 50% of the common stock of the surviving corporation
immediately after the merger.
          (iii)  The shareholders of the Company approve any plan
or proposal for the dissolution of the Company; or
          (iv)  Substantially all of the assets of the Company
are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Internal Revenue Code of 1986, as amended) in which the
Company is a member.
                             Page 10
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     7.    General Provisions. (a) Benefits payable hereunder
will be made from the Company's general funds; (b) nothing herein contained shall be construed to give any person the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge any Employee at any time; (c) Benefits hereunder may not be assigned or anticipated and no such Benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive such Benefits; and (d) this Plan shall be administered and construed in accordance with Connecticut law.
     8. Elections. A Participant shall be entitled to make an irrevocable election to terminate his participation in this Plan in order to receive the supplemental deferred compensation under the Deferral Plan. The election shall be made on the form prescribed by the Committee. Any such election shall be effective upon the Committee's receipt of a properly completed election form. As soon as practicable thereafter, the Company agrees to credit the Participant's account balance under Section 6A of the Deferral Plan in an amount equal to the then present value of his accrued Benefit under this Plan, after assuming that Benefits would commence at early retirement age (or the actual age of the Participant if older at the time), and the former Participant
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shall not have any further rights hereunder. Any Participant who makes the election provided for in this Section 8 shall be ineligible to participate in this Plan thereafter.
     9. Calculation of Present Value of Accrued Benefit. Whenever it shall be necessary to calculate the present value of a Participant's accrued Benefit hereunder, such calculation shall be made based upon the interest and/or mortality assumptions used for FASB purposes with respect to the Pension Plan which are in effect as of the close of the most recently concluded fiscal year of the Company.
     IN WITNESS WHEREOF, Kaman Corporation has caused this
Amendment and Restatement to be executed on its behalf by its duly authorized officer and its corporate seal to be hereunto affixed this 28th day of December, 1994.

ATTEST:                            KAMAN CORPORATION

Candace A. Clark                   By Robert M. Garneau
Assistant Secretary                Its Senior Vice President

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                         FIRST AMENDMENT
                               TO
       KAMAN CORPORATION SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN

     WHEREAS, Kaman Corporation ("Kaman") established the Kaman Corporation Supplemental Employees' Retirement Plan (originally known as the "Kaman Corporation Excess Benefit Plan") (the "Plan" or "SERP") on April 30, 1976 effective as of January 1, 1976 which has been amended from time to time and, most recently, was restated in its entirety on January 1, 1994; and

     WHEREAS, section 6 of the SERP permits the amendment of the SERP at any time and from time to time; and

     WHEREAS, Kaman desires to amend the SERP in certain respects hereafter enumerated;

     NOW THEREFORE, the SERP is hereby amended as follows:

     1.	Beginning with the 1998 Plan Year, section 3 of the
SERP is hereby deleted and replaced with the following:

     "Determination of Benefits. Benefits under this Plan shall be the difference between (i) the amount of annual benefit which would have accrued for a Participant under the Pension Plan (A) if the Participant did not participate in the Deferral Plan and (B) had the Company not been limited by Code Section 415 or Code Section 401(a)(17) but had continued to fund the amount of a Participant's annual benefit to the same extent as in the case of other Participants with respect to whom the Company was not so limited, without reduction for any prior minimum distributions required to have been made under Code Section 401(a)(9), and (ii) the amount of the annual benefit to which the Participant is entitled under the Pension Plan. In the case of Participants who are Employees of a subsidiary of the Company, beginning January 1, 1995, the Benefit under this Plan shall also include the difference, if any, between
     (i) the amount of annual benefit which would have accrued for a Participant under the Pension Plan if the Participant were a direct Employee of the Company without reduction for any prior minimum distributions required to have been made under Code Section 401(a)(9) and (ii) the amount of annual benefit to which the Participant is entitled to under the Pension Plan. This Plan shall have the effect of providing the Participant with an unfunded benefit subject to the same terms and conditions as contained in the Pension Plan."

     EXCEPT AS AMENDED HEREIN, the terms of the SERP, as amended and restated, as of January 1, 1994, are confirmed and remain unchanged.

IN WITNESS WHEREOF, Kaman Corporation has caused this First
Amendment to be executed on its behalf by its duly authorized officer as of the 10th day of February, 1998.



                       KAMAN CORPORATION



By:
Robert M. Garneau
Executive Vice President

ATTEST:


Candace A. Clark
2/10/98
Date

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              SECOND AMENDMENT TO KAMAN CORPORATION
SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN

WHEREAS, Kaman Corporation ("Kaman") established the Kaman Corporation Supplemental Employees' Retirement Plan (originally known as the "Kaman Corporation Excess Benefit Plan") (the "Plan" or "SERP") on April 30, 1976, effective as of January 1, 1976, which has been amended from time to time and, most recently, was restated in its entirety on January 1, 1994; and
WHEREAS, Section 6 of the SERP permits the amendment of the
SERP at any time and from time to time; and
WHEREAS, Kaman desires to amend the SERP in certain respects hereafter enumerated;
NOW THEREFORE, the SERP is hereby amended as follows:
1.   The following new Section 10 is added to the SERP,
effective August 2, 1999:
"10.	Provisions Relating Solely to Paul R. Kuhn.

(a)	In the case of Paul R. Kuhn, benefits under this
Plan shall generally be determined in accordance with the foregoing provisions of this Plan. However, in computing the amount of annual benefit which would have accrued for a Participant under the Pension Plan for purposes of part (i) of the first sentence of Section 3 (as set forth in the First Amendment to the Plan), but not for purposes of part (ii) of said first sentence of Section 3, the following adjustments shall be made solely in the case of Paul R. Kuhn:

1)	Credited Service and Continuous Service (as those
terms are defined in the Pension Plan) shall accrue at a rate of two (2) years for each completed calendar year of employment, for the first five calendar years of employment (i.e., through December 31, 2003). For this purpose, the period from August 2, 1999 through December 31, 1999 shall be deemed to constitute one completed calendar year of employment.

          (2)	Credited Service and Continuous Service (as those
terms are defined in the Pension Plan) shall accrue at a rate of three (3) years for each completed calendar year of employment, for each completed calendar year of employment thereafter (i.e., each calendar year beginning on or after January 1, 2004).

(3)	If his employment ends within two (2) years after
August 2, 1999 (i.e., prior to August 2, 2001), he will be deemed to have earned a total of eight (8) years of Credited Service and Continuous Service (as those terms are defined in the Pension
Plan) at the date which would have been his Normal Retirement Date (as that term is defined in the Pension Plan) had his employment not ended. In such event, benefits shall be due and payable only at what would have been his Normal Retirement Date.

(b)	His benefit shall otherwise be computed in
accordance with the provisions of Section 3 (as set forth in the First Amendment), to the extent such provisions are not inconsistent with the provisions of this Section 10."

EXCEPT AS AMENDED HEREIN, the terms of the SERP, as amended and restated as of January 1, 1994, and as amended by a First Amendment, are confirmed and remained unchanged.
IN WITNESS WHEREOF, Kaman Corporation has caused this Second Amendment to be executed on its behalf by its duly authorized officer this 2nd day of September, 1999.

KAMAN CORPORATION

                                 By: Robert M. Garneau
                                      Title
Attest:
Candace A. Clark
Date: 9/2/99

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THIRD AMENDMENT TO KAMAN CORPORATION
SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN


	WHEREAS, Kaman Corporation ("Kaman") established the Kaman Corporation Supplemental Employees' Retirement Plan (originally known as the "Kaman Corporation Excess Benefit Plan") (the "Plan"
or "SERP") on April 30, 1976, effective as of January 1, 1976, which has been amended from time to time and, most recently, was restated in its entirety on January 1, 1994; and
	WHEREAS, Section 6 of the SERP permits the amendment of the SERP at any time and from time to time; and
	WHEREAS, Kaman desires to amend the SERP in certain respects hereafter enumerated;
	NOW THEREFORE, the SERP is hereby amended as follows:
	1.	Beginning with the 1999 Plan Year (as defined in the
SERP), the following new Section 11 is added to the SERP:
	"11.	Provisions Relating to Other Participants Affected by
Other Agreements.

	It is possible that one or more Participants shall enter into a legally binding agreement or agreements with the Company or a subsidiary thereof which relate (in whole or in part) to the Participant's participation in this Plan and benefits hereunder. Such agreement may include, without limitation, providing for additional Continuous and Credited Service (as those terms are defined in the Kaman Corporation Employees' Pension Plan) in computing benefits under this Plan, in all cases or only upon the occurrence of one or more events. Any benefits payable hereunder shall be determined with reference to any such agreement."

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	EXCEPT AS AMENDED HEREIN, the terms of the SERP, as amended
and restated as of January 1, 1994, and as amended by a First Amendment and a Second Amendment, are confirmed and remain unchanged.
	IN WITNESS WHEREOF, Kaman Corporation has caused this Third Amendment to be executed on its behalf by its duly authorized officer this 16th day of November, 1999.

							KAMAN CORPORATION


							By: Robert M. Garneau
							    Title Executive Vice
                                       President

Attest:
Candace A. Clark
Date:  Nov. 16, 1999

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              FOURTH AMENDMENT TO KAMAN CORPORATION
SUPPLEMENTAL EMPLOYEES' RETIREMENT PLAN


	WHEREAS, Kaman Corporation ("Kaman" or the "Company") established the Kaman Corporation Supplemental Employees'
Retirement Plan (originally known as the "Kaman Corporation
Excess Benefit Plan") (the "Plan" or "SERP") on April 30, 1976, effective as of January 1, 1976, which has been amended from time to time and, most recently, was restated in its entirety on
January 1, 1994; and
	WHEREAS, Section 6 of the SERP permits the amendment of the SERP at any time and from time to time; and
	WHEREAS, Kaman desires to amend the SERP in certain respects hereafter enumerated;
	NOW THEREFORE, the SERP is hereby amended as follows:
	1.	Paragraph (b) of Section 4 is amended to read as
follows:
	"(b) Notwithstanding any provision in this Plan to the contrary, if payments under the Pension Plan commence earlier than the date the Participant actually retires, dies, or otherwise terminates employment, then Benefits under this Plan shall be paid in the same form as payments being made under the Pension Plan, but except as provided in the following sentence, shall not commence until the Participant actually retires, dies or otherwise terminates employment; and the Participant shall not be entitled to the Benefits under this Plan that were not paid during the period before he actually retired, died, or otherwise terminated employment. In the case of Charles H. Kaman, however, payments shall commence following a determination by the Committee that Charles H. Kaman is Totally Disabled, if earlier. Charles H. Kaman shall be considered to be Totally Disabled hereunder if the Committee determines that he is unable to perform the essential duties of his

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occupation due to injury or sickness, and that such
condition has existed for a period of at least six (6) months. Such payments shall cease if Charles H. Kaman returns to active employment with Kaman Corporation.
Charles H. Kaman shall not be entitled to receive benefits under this Plan that were not paid during the period before the Committee determines him to be Totally Disabled."


	2.	Paragraph (a) of Section 6 is amended to read as
follows:

	"(a) The Board of Directors of the Company reserves the right to amend or terminate this Plan at any time, in whole or in part. The Board of Directors may delegate the authority to amend or terminate this Plan to a committee of the Board of Directors or to the Committee. Notwithstanding the foregoing, no amendment or termination shall have the effect of reducing or discontinuing any payments then being made or due to be made under the terms hereof immediately prior to such action, nor of reducing or terminating any rights to future payments of Benefits accrued under this Plan as of the date of termination. Future payments of Benefits accrued under this Plan at any particular date shall be determined in the same manner as under the Pension Plan. In the event of a Change in Control, as defined in paragraph (c) hereof, then in addition to any other protections contained in this paragraph (a), no amendments may be made to the Plan which would adversely affect current Participants or Participants receiving distributions as to the calculation or payment of benefits accrued under the Plan to the date of the amendment."

	3.	Paragraph (b) of Section 6 is amended to read as
follows:

	"(b) In the event of a Change in Control, as defined in paragraph (c) below, the Company shall have the obligation to promptly establish a "rabbi trust" with an independent corporate trustee, similar in nature to the Kaman Corporation Deferred Compensation Plan Trust
Agreement, if one had not previously been established.
Under the terms of the Trust, any assets placed in trust shall continue to be available to the creditors of the Company in the event of the Company's bankruptcy or insolvency, and accordingly, the rights of Participants, and their Beneficiaries, shall be and remain those of an unsecured general creditor of the Company notwithstanding the establishment of such a Trust. The Company shall immediately upon establishment of such Trust make contributions to the Trust in cash, in an amount sufficient to cause the Trust Fund to equal at least the present value of all benefits accrued under the Plan for Participants and beneficiaries thereof as of the Change in Control. If such Trust had been established prior to the Change of Control, however, such contributions shall be made on or before the occurrence of such Change in Control. Thereafter, on at least an annual basis (the "valuation date"), the Company shall have the obligation to make additional contributions to the Trust, and shall make such additional contributions to the Trust in cash, in an amount sufficient to cause the Trust Fund to equal at least the present value of all benefits accrued under the Plan for Participants and beneficiaries thereof as of such valuation date. Any such contribution shall be made within ten (10) days of such valuation date. The first valuation date must be at or within twelve (12) months of the date the Change in Control occurred. If the Company fails to satisfy any of the requirements of this paragraph (b) of this Section 6, the Plan will automatically terminate and notwithstanding anything to the contrary contained in paragraph (a) of this
Section 6 or elsewhere in the Plan, the present value of all accrued benefits under the Plan will be paid out immediately in lump sum payments to Participants and beneficiaries of deceased Participants."

	4.	Paragraph (a) of Section 7 is amended to read as
follows:

	"(a) Benefits payable hereunder will be made from the Company's general funds or from any "rabbi trust" which may be established in connection with the Plan;"

	5.	Section 9 is amended to read as follows:

	"9. Calculation of Present Value of Accrued Benefit. Whenever it shall be necessary to calculate the present value of a Participant's accrued Benefit hereunder, such calculation shall be made based upon the following interest and mortality assumptions and based on the assumption that such Benefits would commence at early retirement age (or the actual age of the Participant, if older at the time):

		(a) For all purposes other than for determining present value of accrued benefits upon Plan termination:
the interest and mortality assumptions which would then be utilized in computing the value of lump sum benefits under the Kaman Corporation Employees' Pension Plan shall be utilized hereunder. Currently, such assumptions are set forth in Section 2.1(c) of said Plan, as amended.

		(b) For purposes of determining the present value of accrued benefits upon Plan termination:

			(1)  Interest:  Interest shall be the annual
rate(s) determined under Appendix B to Part 4044 of the Pension Benefit Guaranty Corporation Regulations, Interest
Rates Used to Value Benefits, determined for the month in which the Plan termination occurs. If Appendix B should change, reference hereto shall be deemed to include reference to any substitute for or successor to such Appendix B.

			(2)  Mortality:  Mortality shall be
determined based upon Table 1, Mortality Table for Healthy Male Participants, set forth in Appendix A to Part 4022 of the Pension Benefit Guaranty Corporation regulations. If such Table 1 should change, reference hereto shall be deemed to include reference to any substitute for or successor to such Table 1."

	6.	This Amendment is effective as of November 14, 2000.

	EXCEPT AS AMENDED HEREIN, the terms of the SERP, as amended and restated as of January 1, 1994, and as amended by a First
Amendment, a Second Amendment, and a Third Amendment, are confirmed and remain unchanged.
	IN WITNESS WHEREOF, Kaman Corporation has caused this Fourth Amendment to be executed on its behalf by its duly authorized officer this 14th day of November, 2000.
						KAMAN CORPORATION


						By:
						Robert M. Garneau
						Its  Executive Vice President & CFO
Attest:


Candace A. Clark, Secretary

Date: 11/14/00

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